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                                 FIRST AMENDMENT
                                       TO
                 DEFERRED INVESTMENT PLAN FOR OUTSIDE DIRECTORS


A. The Deferred Investment Plan For Outside Directors, as established on November 28, 1990, as subsequently amended and restated, is hereby amended as follows:

       1. Section 1 of the Plan is hereby amended by deleting said section in its entirety and substituting therefor the following:

             "1.    PURPOSE. The purpose of the Plan is to provide Directors of
       Medford Savings Bank (the 'Bank') and Medford Bancorp, Inc. (the 'Holding Company') with deferred benefits upon retirement and to allow Directors to participate in the growth of the Holding Company and the Bank through the acquisition of a beneficial interest in common stock of the Holding Company, par value $0.50 per share (the 'Common Stock')."

       2. The Plan is further amended by deleting all references to "Regional" and substituting therefor "the Holding Company."

       3. Section 4 is hereby amended by deleting the fourth and fifth sentences thereof and substituting therefore the following:

         "In succeeding Plan Years, such election shall be made not later than 31 days prior to the commencement of the next succeeding Plan Year. Any such election may be revoked or changed if it is made in writing not later than 31 days prior to the commencement of the next Plan Year, but only as to fees to be earned at and after commencement of the next succeeding Plan Year."

       4. Section 13 (b) is hereby amended by deleting the reference to "the State of Delaware" and substituting therefor "the Commonwealth of Massachusetts."

B. This First Amendment shall become effective upon the final approval of Medford Bancorp, Inc. as the holding company of Medford Savings Bank.








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         IN WITNESS WHEREOF, this First Amendment has been signed and sealed for and on behalf of Medford Savings Bank and Medford Bancorp, Inc. by their duly authorized officers this twenty-sixth day of November, 1997.


                                   MEDFORD SAVINGS BANK


                                   By:  /s/ Arthur H. Meehan
                                       _______________________________________
                                       Arthur H. Meehan
                                       Chairman, President and Chief Executive
                                        Officer


                                   MEDFORD BANCORP, INC.


                                   By:  /s/ Arthur H. Meehan
                                       _______________________________________
                                       Arthur H. Meehan
                                       Chairman, President and Chief Executive
                                        Officer





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